     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1997



                                                      REGISTRATION NO. 333-23005

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                              AMENDMENT NO. ONE TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                     CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact name of registrant as specified in its charter)

                    TEXAS                                        52-1862813
         (State or other jurisdiction                         (I.R.S. Employer
               of organization)                             Identification No.)

                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (407) 877-0477
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               GERALD W. HADDOCK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     CRESCENT REAL ESTATE EQUITIES COMPANY
                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (407) 877-0477
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

           ROBERT B. ROBBINS, ESQ.                          DAVID M. DEAN, ESQ.
           SYLVIA M. MAHAFFEY, ESQ.                CRESCENT REAL ESTATE EQUITIES COMPANY
      SHAW, PITTMAN, POTTS & TROWBRIDGE                 777 MAIN STREET, SUITE 2100
             2300 N STREET, N.W.                          FORT WORTH, TEXAS 76102
            WASHINGTON, D.C. 20037

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of the Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED MARCH 28, 1997

PROSPECTUS


                                 93,604 SHARES



                                    CRESCENT

                          REAL ESTATE EQUITIES COMPANY

                                 COMMON SHARES

                            ------------------------


     All of the common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of Crescent Real Estate Equities Company ("Crescent Equities"), offered hereby (the "Offering") are being offered by the Selling Shareholders of Crescent Equities. See "Selling Shareholders." Crescent Equities will not receive any of the proceeds from the sale of the Common Shares offered hereby. The Common Shares are listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "CEI."


     The sale or distribution of all or any portion of the Common Shares offered hereby may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any national securities exchange on which the Common Shares are listed or traded, in negotiated transactions or otherwise, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Plan of Distribution."

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 THE DATE OF THIS PROSPECTUS IS MARCH   , 1997

                                  THE COMPANY


     Crescent Real Estate Equities Company ("Crescent Equities"), together with its subsidiaries, is a fully integrated real estate company operating as a real estate investment trust for federal income tax purposes (a "REIT"). Crescent Equities is organized as a Texas real estate investment trust and became the successor to Crescent Real Estate Equities, Inc., a Maryland corporation (the "Predecessor Corporation"), on December 31, 1996, through the merger (the "Merger") of the Predecessor Corporation and CRE Limited Partner, Inc., a subsidiary of the Precedessor Corporation, into Crescent Equities. The term "Company" includes, unless the context otherwise requires, Crescent Equities, the Predecessor Corporation, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and the other subsidiaries of the Crescent Equities.



     As of March 1, 1997, the Company directly or indirectly owned a portfolio of real estate assets (the "Properties") located primarily in 17 metropolitan submarkets in Texas and Colorado. The Properties include 58 office properties with an aggregate of approximately 18.0 million net rentable square feet, four full-service hotels with a total of 1,471 rooms and two destination health and fitness resorts (the "Hotel Properties"), six retail properties with an aggregate of approximately .6 million rentable square feet and real estate mortgages and non-voting common stock in three residential development corporations (the "Residential Development Corporations") that own all or a portion of six single-family residential land developments and three condominium/townhome developments.



     The Company provides management, leasing and development services with respect to certain of its Properties. As of March 1, 1997, the Company had approximately 240 employees and its executive officers had over 100 years of combined experience in the real estate industry.



     The Company conducts all of its business through the Operating Partnership and its other subsidiaries and indirectly through the Operating Partnership's interest in the Residential Development Corporations. Crescent Real Estate Equities, Ltd., a Delaware corporation which is the sole general partner of the Operating Partnership (the "General Partner"), controls the Operating Partnership, and the Company is the sole stockholder of the General Partner. In addition, as of March 1, 1997, the Company owned an approximately 83.4% limited partner interest in the Operating Partnership.


     The Company's executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and its telephone number is (817) 877-0477.

                              SELLING SHAREHOLDERS


     This Prospectus relates to the offer and sale from time to time of up to 93,604 common shares (the "Shares") of beneficial interest, par value $.01 per share (the "Common Shares"). All references to the number of Common Shares to which this Prospectus relates have been adjusted to reflect the Company's two-for-one stock split relating to its Common Shares and effected in the form of a 100% share dividend paid on March 26, 1997.


     The Shares are offered by the following nine individuals or entities: Harry
H. Frampton III, Ross E. Bowker, James A. Telling, John V. Evans, Peter G. Dann, Christina V. Wright, the Joshua Nicholas Smith S Trust, the Zachary Charles Smith S Trust and the Anastasia Elisabeth Smith S Trust (collectively, the "Selling Shareholders").


     Mr. Frampton is a director, officer and voting stockholder, and Mr. Telling is an officer, of one of the Residential Development Corporations ("CDMC"). John
C. Goff, the Vice Chairman of the Company, and Gerald W. Haddock, the President and Chief Executive Officer of the Company, are voting stockholders of CDMC, and the Operating Partnership is a nonvoting stockholder. CDMC has borrowed funds from the Operating Partnership, as described below.



     CDMC has a line of credit for up to approximately $20.2 million, approximately $15.5 million of which was outstanding as of March 28, 1997. The line of credit bears interest at the rate of 11.5% per annum and is payable solely to the extent of distributions of cash flow from certain partnerships in which it has invested. All amounts payable under the line of credit are due in full no later than August 31, 2004. In addition, CDMC borrowed approximately $2.1 million from the Operating Partnership under a term loan that bears interest at the rate of 15% per annum. The loan is payable quarterly solely to the extent that CDMC receives payments under certain notes due to it by an entity affiliated with certain of the Selling Shareholders, with a final payment of the full principal balance and all accrued and unpaid interest due at maturity of the loan on August 2, 1998.



     In February 1996, a corporation (the "Selling Entity") in which each of the Selling Shareholders was a shareholder contributed substantially all of its assets to a newly formed limited liability company (the "Joint Venture Company") for an approximately 82% interest in the Joint Venture Company. CDMC acquired an approximately 18% interest in the Joint Venture Company through the contribution of approximately $1.3 million in cash. CDMC also acquired an approximately 32% interest in the Joint Venture Company from the Selling Entity for $2.5 million in cash, which was distributed to the Selling Shareholders in their capacity as shareholders of the Selling Entity. As a result of these transactions CDMC and the Selling Entity each own a 50% interest in the Joint Venture Company. CDMC borrowed $3.1 million of the funds necessary to purchase its interest in the Joint Venture Company from the Operating Partnership pursuant to a loan that bears interest at the rate of 12% per annum, with payments of interest payable quarterly throughout its term, annual principal reductions commencing June 1997, and a final payment of the full original principal balance of the loan, together with any accrued and unpaid interest, due on June 30, 2005.



     Mr. Frampton also is an equity owner and a managing member of the limited liability company that is the lessee of two of the Company's Hotel Properties, the Sonoma Mission Inn in California and the Canyon Ranch resort in Lenox, Massachusetts. In 1995, an entity in which Mr. Frampton is an equity owner sold one of the Hotel Properties (the Hyatt Regency Beaver Creek in Colorado) to the Company for cash and the right to receive certain payments based on operating results of that Hotel Property over a three-year period ending at the end of 1997. In addition, Mr. Frampton is an equity owner of an entity that is entitled, under a five-year consulting arrangement relating to the Beaver Creek Hotel Property, to receive, from the lessee of the Hotel Property, 1% of monthly gross revenues of the Beaver Creek Hotel Property.



     The following chart shows, according to the Company's records, the number of Common Shares beneficially owned by each Selling Shareholder as of March 28, 1997 and the number of Shares being offered by each Selling Shareholder pursuant hereto:



                                                    COMMON
                                                    SHARES
                                                 BENEFICIALLY        NUMBER OF
                   NAME OF                      OWNED PRIOR TO     SHARES OFFERED
             SELLING SHAREHOLDER                 OFFERING(1)         HEREBY(2)
             -------------------                --------------    ----------------
Harry H. Frampton III.........................      51,680             45,506
Ross E. Bowker................................      19,502             19,502
James A. Telling..............................       6,500              6,500
John V. Evans.................................       6,500              6,500
Peter G. Dann.................................       2,600              2,600
Christina V. Wright...........................       3,900              3,900
Joshua Nicholas Smith S Trust.................       3,032              3,032
Zachary Charles Smith S Trust.................       3,032              3,032
Anastasia Elisabeth Smith S Trust.............       3,032              3,032
                                                    ------            -------
Total Shares..................................      99,778             93,604
                                                    ======            =======


---------------


(1) Except for 6,174 Common Shares owned by Mr. Frampton, represents the number of Common Shares issuable upon exchange of the Units owned by the Selling Shareholders. Units are exchangeable for Common Shares on a one-for-two basis.



(2) Based on the number of Units and Common Shares owned as of the date hereof, and assuming the sale of all of the Shares offered hereby, (i) the Selling Shareholders (other than Mr. Frampton) will not own any Units or Common Shares upon completion of the Offering and (ii) Mr. Frampton will own 6,174 Common Shares.


                                PLAN OF DISTRIBUTION

     The sale or distribution of all or any portion of the Shares may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions or otherwise, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company will not receive any of the proceeds from the sale of the Shares.

     The methods by which the Shares may be sold or distributed include, without limitation, (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (iii) exchange distributions and/or secondary distributions in accordance with the rules of the NYSE, (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers,
(v) pro rata distributions as part of the liquidation and winding up of the affairs of the Selling Shareholders, and (vi) privately negotiated transactions. The Selling Shareholders may from time to time deliver all or a portion of the Shares to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The Selling Shareholders and the broker-dealers participating in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the Shares by the Selling Shareholders and any commissions received by any such broker-dealers may be regarded as underwriting commissions under the Securities Act. Underwriters, brokers, dealers or agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The Selling Shareholders may sell all or any portion of the Shares in reliance upon Rule 144 under the Securities Act. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     The Company will pay all expenses in connection with the registration of the Shares. The Selling Shareholders will pay for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Shares.


     Shares not sold pursuant to the registration statement on Form S-3 of which this Prospectus is a part (the "Registration Statement"), may be subject to certain restrictions under the Securities Act and could be sold, if at all, only pursuant to Rule 144 or other exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose Shares are aggregated) who has satisfied a two-year holding period may, under certain circumstances, sell within any three-month period a number of Shares which does not exceed the greater of one percent of the Company's outstanding Common Shares or the average weekly reported trading volume of the Company's Common Shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares by a person who is not an affiliate of the Company and who has satisfied a three-year holding period without any volume limitation. Therefore, both during and after the effectiveness of the Registration Statement, sales of the Shares may be made by the Selling Shareholders pursuant to Rule 144. On February 20, 1997, the Securities and Exchange Commission (the "Commission") issued final rules, which will become effective on April 29, 1997, amending the holding period requirements contained in Rule 144. The amended rules shorten the two-year and three-year holding periods under Rule 144 to one-year and two-year holding periods, respectively, and the revised holding periods are applicable to all securities, whether acquired before or after the effective date of the amended rules.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected at the Public Reference Section maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, the Company's Common Shares are listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission the Registration Statement, of which this Prospectus is a part, under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The documents listed below have been filed under the Exchange Act by the Company (Exchange Act file number 1-13038) with the Commission and are incorporated herein by reference:



     (1) The Company's Registration Statement on Form 8-B filed on March 24, 1997 registering the Common Shares of the Company under Section 12(b) of the Exchange Act.



     (2) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.



     (3) The Company's Current Report on Form 8-K dated February 28, 1997 and filed March 17, 1997, as amended on March 21, 1997.



     (4) The Company's Current Report on Form 8-K dated January 29, 1997 and filed March 24, 1997.


     All documents filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of Shares to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus except as so amended or superseded. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to Crescent Real Estate Equities Company, 777 Main Street, Suite 2100, Fort Worth, Texas, 76102, Attention: Company Secretary (telephone number: (817) 877-0477).

                                    EXPERTS


     The financial statements and schedule incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.



     The financial statements incorporated in this Prospectus by reference to the Company's Current Reports on Form 8-K (i) dated February 28, 1997 and filed on March 17, 1997, as amended on March 21, 1997 and (ii) dated January 29, 1997 and filed on March 24, 1997, respectively, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                                 LEGAL MATTERS

     The legality of the issuance of the Shares will be passed upon for the Company by Shaw, Pittman, Potts & Trowbridge.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

======================================================

======================================================


                                 93,604 SHARES


                                    CRESCENT

                          REAL ESTATE EQUITIES COMPANY

                                 COMMON SHARES
                                   PROSPECTUS

                                 MARCH   , 1997

======================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Shares covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:


Registration Fee............................................      $   776
Printing and Filing Expenses................................      $10,000
Accounting Fees and Expenses................................      $ 1,000
Legal Fees and Expenses.....................................      $10,000
Miscellaneous...............................................      $   500
                                                                  -------
Total.......................................................      $22,276
                                                                  =======


ITEM 16. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


      EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
      -----------                           ----------------------
          4.01           -- Restated Declaration of Trust of the Registrant (Filed as
                            Exhibit No. 4.01 to the Registrant's Registration
                            Statement on Form S-3 (File No. 333-21905) (the "1997
                            Form S-3") and incorporated herein by reference)
          4.02           -- Amended and Restated Bylaws of the Registrant (previously filed)
          4.03           -- Form of Common Share Certificate (filed as Exhibit No.
                            4.03 to the 1997 Form S-3 and incorporated herein by
                            reference)
          4.04           -- First Amended and Restated Agreement of Limited
                            Partnership of Crescent Real Estate Equities Limited
                            Partnership dated May 5, 1994 (filed as Exhibit 10.01 to
                            the Registrant's Registration Statement on Form S-11
                            (File No. 33-78188) and incorporated herein by reference)
          4.05           -- Registration Rights Agreement, dated February 16, 1996, by and among the Registrant, Crescent Real Estate
                            Equities Limited Partnership and the Selling
                            Shareholders, as amended effective March 6, 1997 (filed
                            herewith)
          5.01           -- Opinion of Shaw, Pittman, Potts & Trowbridge as to the
                            legality of the securities being registered by Crescent
                            Real Estate Equities Company (filed herewith)
         23.01           -- Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion to be filed as Exhibit 5.01 to this
                            Registration Statement)
         23.02           -- Consent of Arthur Andersen LLP, Certified Public
                            Accountants, dated March 28, 1997 (filed herewith)
         24.01           -- Powers of Attorney (previously filed)

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 27th day of March, 1997.


                                        CRESCENT REAL ESTATE EQUITIES COMPANY

                                        By:       /s/  GERALD W. HADDOCK
                                           -------------------------------------
                                                     Gerald W. Haddock
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. One to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                   SIGNATURES                                        TITLE                           DATE
                   ----------                                        -----                           ----
           /s/ RICHARD E. RAINWATER*                   Trust Manager and Chairman of the        March 27, 1997
------------------------------------------------         Board
              Richard E. Rainwater

               /s/ JOHN C. GOFF*                       Trust Manager and Vice Chairman of       March 27, 1997
------------------------------------------------         the Board
                  John C. Goff

             /s/ GERALD W. HADDOCK                     Trust Manager, President and Chief       March 27, 1997
------------------------------------------------         Executive Officer (Principal
               Gerald W. Haddock                         Executive Officer)

              /s/ DALLAS E. LUCAS                      Senior Vice President and Chief          March 27, 1997
------------------------------------------------         Financial Officer (Principal
                Dallas E. Lucas                          Financial and Accounting
                                                         Officer)

             /s/ ANTHONY M. FRANK*                     Trust Manager                            March 27, 1997
------------------------------------------------
                Anthony M. Frank

            /s/ MORTON H. MEYERSON*                    Trust Manager                            March 27, 1997
------------------------------------------------
               Morton H. Meyerson

             /s/ WILLIAM F. QUINN*                     Trust Manager                            March 27, 1997
------------------------------------------------
                William F. Quinn

            /s/ PAUL E. ROWSEY, III*                   Trust Manager                            March 27, 1997
------------------------------------------------
              Paul E. Rowsey, III

             /s/ MELVIN ZUCKERMAN*                     Trust Manager                            March 27, 1997
------------------------------------------------
                Melvin Zuckerman



                                            *By:    /s/ GERALD W. HADDOCK
                                              ----------------------------------


                                                      Gerald W. Haddock


                                                       Attorney-in-Fact

                               INDEX TO EXHIBITS



        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT                     PAGE NO.
        -------                              ----------------------                     --------

          4.01            -- Restated Declaration of Trust of the Registrant (Filed as
                             Exhibit No. 4.01 to the Registrant's Registration
                             Statement on Form S-3 (File No. 333-21905) (the "1997
                             Form S-3") and incorporated herein by reference)
          4.02            -- Amended and Restated Bylaws of the Registrant (previously filed)
          4.03            -- Form of Common Share Certificate (filed as Exhibit No.
                             4.03 to the 1997 Form S-3 and incorporated herein by
                             reference)
          4.04            -- First Amended and Restated Agreement of Limited
                             Partnership of Crescent Real Estate Equities Limited
                             Partnership dated May 5, 1994 (filed as Exhibit 10.01 to
                             the Registrant's Registration Statement on Form S-11
                             (File No. 33-78188) and incorporated herein by reference)
          4.05            -- Registration Rights Agreement, dated February 16, 1996, by and among the Registrant, Crescent Real Estate
                             Equities Limited Partnership and the Selling
                             Shareholders, as amended effective March 6, 1997 (filed
                             herewith)
          5.01            -- Opinion of Shaw, Pittman, Potts & Trowbridge as to the
                             legality of the securities being registered by Crescent
                             Real Estate Equities Company (filed herewith)
         23.01            -- Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion to be filed as Exhibit 5.01 to this
                             Registration Statement)
         23.02            -- Consent of Arthur Andersen LLP, Certified Public
                             Accountants, dated March 28, 1997 (filed herewith)
         24.01            -- Powers of Attorney (previously filed)